Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form S-4 of our report dated June 9, 2021, relating to the financial statements of East Stone Acquisition Corporation, which is contained in that Prospectus. We also consent to the reference of our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

September 10, 2021